Oppenheimer Global Growth & Income Fund
                            Exhibit 24(b)(16) to Form N-1A
                        Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  12/21/90               0.0500000         0.0000000               11.320
  03/20/91               0.0800000         0.0000000               11.700
  06/17/92               0.0900000         0.0000000               11.580
  09/23/93               0.1000000         0.0000000               12.340
  12/20/91               0.0700000         0.0250000               12.390
  03/27/92               0.0700000         0.0000000               12.210
  06/26/92               0.0700000         0.0000000               12.310
  09/25/92               0.0700000         0.0000000               11.800
  12/28/92               0.0230000         0.1050000               11.570
  03/26/93               0.0500000         0.0000000               12.220
  06/25/93               0.0500000         0.0000000               12.830
  09/24/93               0.0500000         0.0000000               13.900
  12/23/93               0.0500000         0.4810000               15.260
  03/25/94               0.1000000         0.0000000               15.030
  06/24/94               0.1000000         0.0000000               14.580
  09/23/94               0.1000000         0.0000000               15.280
  12/21/94               0.1000000         0.8180000               13.480
  03/24/95               0.1000000         0.0000000               13.390
  06/23/95               0.1000000         0.0000000               14.460
  09/22/95               0.1000000         0.0000000               14.900
  12/18/95               0.1000000         0.8269000               14.240
  03/20/96               0.1000000         0.0000000               14.840
  06/14/96               0.1000000         0.0000000               15.270
  09/13/96               0.1000000         0.0000000               15.280
  12/13/96               0.1002000         1.3831000               14.770
  03/19/97               0.1000000         0.0000000               15.880
  06/13/97               0.1000000         0.0000000               16.720
  09/12/97               0.1000000         0.0000000               18.080


Class B Shares
  12/18/95               0.0840000         0.8269000               14.220
  03/20/96               0.0840000         0.0000000               14.800
  06/14/96               0.0780000         0.0000000               15.220
  09/13/96               0.0750000         0.0000000               15.230
  12/13/96               0.0594000         1.3831000               14.730
  03/19/97               0.0750000         0.0000000               15.830
  06/13/97               0.0720000         0.0000000               16.660
  09/12/97               0.0750000         0.0000000               18.010


Class C Shares
  12/23/93               0.0490000         0.4810000               15.250
  03/25/94               0.0820000         0.0000000               15.000
  06/24/94               0.0790000         0.0000000               14.550
  09/23/94               0.0790000         0.0000000               15.240
  12/21/94               0.0790000         0.8180000               13.440
  03/24/95               0.0780000         0.0000000               13.350
  06/23/95               0.0750000         0.0000000               14.410
  09/22/95               0.0740000         0.0000000               14.840
  12/18/95               0.0700000         0.8269000               14.180

Oppenheimer Global Growth & Income Fund
Page 2

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class C Shares
  03/20/96               0.0760000         0.0000000               14.780
  06/14/96               0.0730000         0.0000000               15.200
  09/13/96               0.0720000         0.0000000               15.210
  12/13/96               0.0629000         1.3831000               14.700
  03/19/97               0.0700000         0.0000000               15.800
  06/13/97               0.0700000         0.0000000               16.640
  09/12/97               0.0680000         0.0000000               18.000

Oppenheimer Global Growth & Income Fund
Page 3

1. Average Annual Total Returns for the Periods Ended 09/30/97:

  The formula for calculating average annual total return is as follows:

    1/number of years = n       {(ERV/P)^n} - 1 = average annual total return

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000


Class A Shares

Examples, assuming a maximum               Examples at NAV:
  sales charge of  5.75%:

  One Year                                One Year

  {($1,308.50/$1,000)^ 1} - 1  = 30.85%   {($1,388.32/$1,000)^ 1} - 1  =  38.83%
  Five Year                               Five Year

  {($2,195.79/$1,000)^.2} - 1  = 17.04%   {($2,329.78/$1,000)^.2} - 1  =  18.43%

  Inception                               Inception

  {($2,410.05/$1,000)^.1441}-1 = 13.52%   {($2,557.13/$1,000)^.1441}- 1=  14.49%

Class B Shares

Example assuming a maximum                 Examples at NAV:
  contingent deferred sales charge
  of 5.00% for the first year, and
  4.00% for the inception year:

  One Year                                One Year

  {($1,326.87/$1,000)^ 1} - 1  = 32.69%   {($1,376.88/$1,000)^ 1} - 1   = 37.69%

  Inception                               Inception

  {($1,534.18/$1,000)^.5070}-1 = 24.24%   {($1,574.19/$1,000)^.5070}- 1 = 25.87%


Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

  One Year                                 One Year

  {($1,367.38/$1,000)^ 1} - 1  = 36.74%   {($1,377.38/$1,000)^ 1} - 1   = 37.74%

  Inception                               Inception

  {($1,773.58/$1,000)^.2611}-1 = 16.14%   {($1,773.58/$1,000)^.2611}- 1 = 16.14%

Oppenheimer Global Growth & Income Fund
Page 4


2. Cumulative Total Returns for the Periods Ended 09/30/97:

The formula for calculating cumulative total return is as follows:

      (ERV - P) / P  =  Cumulative Total Return

Class A Shares

Examples, assuming a maximum               Examples at NAV:
  sales charge of 5.75%:

  One Year                                 One Year

  $1,308.50 - $1,000/$1,000 =  30.85%      $1,388.32 - $1,000/$1,000 =  38.83%

  Five Year                                Five Year

  $2,195.79 - $1,000/$1,000 = 119.58%      $2,329.78 - $1,000/$1,000 = 132.98%

  Inception                                Inception
  $2,410.05 - $1,000/$1,000 = 141.01%      $2,557.13 - $1,000/$1,000 = 155.71%


Class B Shares

Example assuming a maximum                 Examples at NAV:
  contingent deferred sales charge
  of 5.00% for the first year, and
  4.00% for the inception year:

  One Year                                One Year

  {($1,326.87/$1,000)^ 1} - 1  = 32.69%   {($1,376.88/$1,000)^ 1} - 1   = 37.69%

  Inception                               Inception

  {($1,534.18/$1,000)^.5070}-1 = 53.42%   {($1,574.19/$1,000)^.5070}- 1 = 57.42%


Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:


  One Year                                One Year

  {($1,367.38/$1,000)^ 1} - 1  = 36.74%   {($1,377.38/$1,000)^ 1} - 1   = 37.74%

  Inception                               Inception

  {($1,773.58/$1,000)^.2611}-1 = 77.36%   {($1,773.58/$1,000)^.2611}- 1 = 77.36%